THE BAUERLY BROTHERS, INC.

                  DEFERRED COMPENSATION PLAN

















                    Effective April 19, 2001


                     BAUERLY BROTHERS, INC.
                   DEFERRED COMPENSATION PLAN

     This is the Bauerly Brothers, Inc. Deferred Compensation Plan (the "Plan"), and is adopted by BAUERLY BROTHERS, INC., a Minnesota corporation (the "Company"), for the purpose of providing an inducement for continued service by designated key employees of the Company following the merger of the Company with MDU RESOURCES GROUP, INC., a Delaware corporation ("MDU"). Benefits due under the Plan constitute a mere promise by the Company to pay benefits as the Plan provides. Accordingly, Participants are general unsecured creditors of the Company with respect to their benefit, and the Plan is unfunded for tax purposes. This document contemplates the establishment of a trust after the Acquisition for the purpose of holding MDU Shares under this Plan, subject to the claims of the general creditors of MDU and the Company.

                            ARTICLE I
                 ADOPTION OF PLAN; PARTICIPATION

     The Plan is adopted effective this 19th day of April, 2001; provided, however, that the Plan shall automatically terminate (and any Account balances shall be forfeited entirely) on the 30th day thereafter if the Acquisition has not then occurred. Each individual listed on Schedule A shall be a Participant, provided that such individual is an employee of the Company in good standing on the Effective Date.

                           ARTICLE II
                             VESTING

     2.1 Vesting. A Participant who has not incurred a Termination before a Distribution Date will become vested in that percentage of his or her Account remaining on that Distribution Date as specified below:

          First Distribution Date           25.00%
          Second Distribution Date          33.33%
          Third Distribution Date           50.00%
          Fourth Distribution Date         100.00%

     A Participant who incurs a Termination shall forfeit any remaining unvested portion of his or her Account on the date of such Termination; provided, however, that a Participant who dies or becomes totally disabled before having incurred a Termination shall fully vest in his or her Account.

     2.2 Forfeitures. The MDU Shares forfeited under Section 2.1 shall be reallocated among the Accounts of Participants immediately before the next following Distribution Date in proportion to the Account balances that have not been forfeited as of that Distribution
Date. A Participant's allocation under this section shall include any fractional MDU Share that results from the pro rata computation.

                           ARTICLE III
                 CREDITS AND CHARGES TO ACCOUNTS

     3.1 Account. An Account shall be established and maintained for each Participant, which Account shall be credited initially with the number of MDU Shares set forth opposite the Participant's name on Schedule A. Subject to all of the terms and conditions of this Plan, each Participant shall be entitled to receive the MDU
Shares credited to his or her Account. Each Account shall be charged with distributions, income taxes and any other amounts required to be withheld under Section 4.6, and credited with forfeitures as described in Section 2.2.

     3.2 Earnings. Dividends paid on MDU Shares held by the Trust shall be accumulated in the Trust and allocated to Accounts as of the next following Distribution Date in proportion to the Account balances that have not been forfeited as of that Distribution Date.

                           ARTICLE IV
                          DISTRIBUTIONS

     4.1 No Withdrawals. Except as otherwise provided in this article, withdrawals are not available from an Account.

     4.2 Timing of Distribution. On each Distribution Date (or as soon as is practicable thereafter), and subject to the fractional share rule in Section 4.7, the Participant shall receive a distribution of the portion of his or her Account that became vested on that date under
Section 2.1, plus cash in the amount of any dividends credited to the Account under Section 3.2 (regardless of whether the dividends were paid on vested or unvested MDU Shares), all appropriately adjusted for withholding taxes under Section 4.6.

     4.3 Death or Disability. Should a Participant die or become totally disabled before incurring a Termination, the Participant's Account shall vest in full and be paid to his or her Beneficiary under Article
V, or to the Participant, on the next Distribution Date (or as soon as is practicable thereafter).

     4.4 Limitation on Distributions to Covered Employee. Notwithstanding any other provision of this article, if a Participant is a "covered employee" as defined in Code Section162(m)(3) at the time of any distribution, the maximum amount which may be distributed from such a Participant's Account in any Plan Year shall not exceed $1,000,000, less the amount of compensation paid to the Participant by the Company in such Plan Year which is not "performance-based" (as defined in Code Section
162(m)(4)(C)). Such amount shall be reasonably determined by the Administrator at the time of the proposed distribution. Any amount not distributed to a Participant in a Plan Year as a result of the limitation set forth in this section shall be distributed in the next Plan Year, which may again be subject to the limitation of this section.

     4.5 Payments to Minors and Incompetents. If any person entitled to any payment under this Plan is, in the judgment of the Administrator, incapable of giving receipt for such payment because of minority, illness, infirmity or other incapacity, the Administrator may pay the amount due such person to a duly appointed legal representative, if there is one, or, if none, to the spouse, children, dependents, or such other persons with whom the person entitled to payment resides. Any such payment shall be a complete discharge of the liability of the Company, its Affiliates, and the Plan with respect to such payment.

     4.6 Tax Withholding. The Company (or Trustee, as the case may be) shall deduct from any payment or share delivery made under this Plan an amount equal to, or shares having a value equal to, all or part of any taxes required by law to be withheld by the Company (including withholding and employment taxes), and any other amounts required to be withheld by applicable law or court order. The Company or Trustee may sell, on the Participant's behalf, shares that would otherwise be distributed if the proceeds are used to satisfy the Participant's tax withholding and other obligations described in this section.

     4.7 Fractional Shares. In general, fractional MDU Shares shall not be distributed under the Plan, and the fractional MDU Share that would otherwise be distributed shall instead remain in the Participant's Account. Immediately before the fourth and final
Distribution Date, any fractional MDU Share in an Account, that is at least one-half of one share, shall be rounded up to a whole share, and all other fractional MDU Shares in an Account shall be forfeited without compensation; provided, however, that the Administrator may make an appropriate adjustment to this calculation to eliminate any rounding errors and ensure that all MDU Shares in the Trust are allocated to Accounts.

                            ARTICLE V
                    BENEFICIARY DESIGNATIONS

     5.1 Designation of Beneficiary. Each Participant may designate in the form and the manner specified by the Administrator a Beneficiary to receive the payment (if any) due under Article IV at the Participant's death. The Beneficiary of a married Participant shall be the Participant's spouse, unless the Participant designates a Beneficiary other than the spouse and the spouse consents in writing to the designation in the form and the manner prescribed by the Administrator. A Participant may revoke such designation at any time and substitute therefor another Beneficiary. A married Participant may revoke a prior Beneficiary designation only with the consent of his or her spouse in the form and the manner prescribed by the Administrator. A designated spousal
Beneficiary who becomes divorced from the Participant shall be deemed to have predeceased the Participant on the date the divorce is final; subject, however, to redesignation thereafter under this section.

     5.2 Failure To Designate a Beneficiary. If upon the death of an unmarried Participant a Beneficiary has not been validly designated, the Beneficiary shall be the Participant's estate.

                           ARTICLE VI
                TRUST OBLIGATION TO PAY BENEFITS

     6.1 Establishment of Trust. Immediately following the Acquisition, MDU shall establish a Trust to hold the MDU Shares credited to all Accounts as described in Section 3.1. The assets of any such Trust shall be subject to the claims of MDU's creditors and the Company's creditors and shall be maintained pursuant to a separate trust document generally conforming to the terms of the model trust described in Revenue Procedure 92-64.

     6.2 Benefits Paid From Trust. Any payment required to be made under this Plan to a Participant or Beneficiary shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Company to the extent the assets in the Trust are unavailable to pay such amount.

     6.3 Conditions Upon Issuance of Shares. MDU Shares shall not be issued to a Participant unless the issuance and delivery of such shares complies with state and federal law. As a condition to the issuance of MDU Shares hereunder, the Company may require the person receiving the shares to represent and warrant at the time of any such issuance that the shares are being acquired only for investment and without any intention to sell or distribute the shares if, in the opinion of counsel for the Company, such a representation is required by law.

                           ARTICLE VII
                    ADMINISTRATION AND CLAIMS

     7.1 Plan Administration. The Administrator shall have sole discretionary responsibility for the operation, interpretation, and administration of the Plan. The Company shall make available to the Administrator all information necessary and appropriate to the proper administration of the Plan. Any action taken on any matter within the discretion of the Administrator shall be final, conclusive, and binding on all parties. In order to discharge its duties hereunder, the Administrator shall have the power and authority to adopt, interpret, alter, amend or revoke rules necessary to administer the Plan, to delegate its duties and to employ such outside professionals as may be required for prudent administration of the Plan. The Administrator shall also have the right within the scope of the Administrator's authority (if a designee of the Company) to enter into agreements on behalf of the Company necessary to administer the Plan. Any Participant who is acting as Administrator shall not be entitled to make decisions with respect to his or her own participation and entitlement to payment under the Plan.

     7.2 Plan Documents. Upon becoming a Participant the Company shall provide each Participant (i) a copy of this Plan document (without Schedule A) and (ii) the information contained in Schedule A specifying the Participant's award under the Plan. At no time shall a Participant be entitled to information relating to awards made to other Participants.

     7.3  Claims Procedures

          (a) Applicability. This section sets forth the exclusive procedures governing benefits under the Plan. No legal action may be brought by any person claiming entitlement to benefits until after the procedures set forth herein have been exhausted.

          (b) Administrator Computes and Communicates Benefit. Before each Distribution Date, the Administrator shall compute on a preliminary basis the balance of each Account, the number of MDU Shares and amount of cash to be distributed on that Distribution Date to each Participant
(or Beneficiary, as the case may be), and the MDU Shares and cash to be withheld from the distribution under Section 4.6. The Administrator shall provide written notice of these computations to the Trustee and the affected Participant. Unless the Company notifies the Trustee before the Distribution Date that an adjustment should be made to the preliminary computation (due to a forfeiture or for any other reason), the Trustee shall deliver the cash and vested MDU Shares in the Participant's Account (adjusted for taxes described in Section 4.6) automatically as soon as is practicable after the Distribution Date.

          (c) Claim for Benefits. Any person claiming entitlement to benefits for which the Administrator refuses to authorize payment shall file a written claim for benefits with the Administrator at the offices of the Company. The claim must set forth the basis for the claim and be signed by the claimant.

          (d) Determination. Within 60 days of receiving a claim for benefits, the Administrator shall make a determination on the claim, and notify the claimant in writing of the determination. If the claim is approved, the Administrator shall direct the Trustee to commence payment in accordance with the provisions of Article IV. If the claim is denied, in whole or in part, the Administrator's notice to the claimant shall explain the specific reasons for the denial, refer to the specific Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to perfect the claim (if possible), and explain the steps and time limit for requesting appeal of the determination.

          (e) Appeal of Determination. A claimant (or authorized representative) shall have 60 days in which to file an appeal of the determination, measured from the date the Administrator's notice described in paragraph (d) is mailed. An appeal must (i) be in writing, (ii) set forth each ground and supporting fact on which the appeal is based and
(iii) provide any other comments the claimant believes pertinent and helpful to his or her appeal. When making an appeal, a claimant may review the documents that were pertinent to the Administrator's denial of the claim. Any claimant who fails to file an appeal timely shall be estopped and barred from any further challenge to the Administrator's determination to deny the claim.

          (f) Review by Committee. Upon receipt of a written appeal, the Company shall appoint a committee, composed of at least 2 individuals who did not participate in the original denial of the claim, to conduct a full and fair review of the appeal. The committee shall complete its review and decide the appeal within 60 days after the written appeal was received by the Company. In conducting its review, the committee may, in its sole discretion, require the Company or the claimant to submit such additional documents or other evidence as the committee deems necessary or appropriate. The review committee's decision shall be final and binding on all persons with respect to the claimant's appeal. If the appeal is denied in whole or in part, the committee shall notify the claimant in writing, setting forth the specific reasons for the denial and the specific plan provisions on which the denial is based. The committee shall have the sole discretion to interpret any provision of the Plan that is pertinent to the outcome of the appeal.

     7.4 Reimbursement of Costs. If any person institutes legal action to enforce any of the provisions of the Plan, the prevailing party in such legal action shall be reimbursed by the other party for the prevailing party's costs, including, without limitation, reasonable fees of attorneys, accountants and similar advisors, and expert witnesses.

                          ARTICLE VIII
                          MISCELLANEOUS

     8.1 Nontransferability. The right of a Participant or Beneficiary to benefits under the Plan shall not be assigned, alienated, transferred, pledged or encumbered. Neither the Company, its Affiliates, nor the Plan shall be liable for or subject to the debts or liabilities of a Participant.

     8.2 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and his or her heirs, executors, administrators and legal representatives.

     8.3 No Rights Implied. No Plan provision shall confer upon any Participant the right to continue as a member of the Board or as an employee of the Company or any Affiliate.

     8.4 Applicable State Law. The Plan shall be construed in accordance with and governed by the laws of the State of Minnesota.

     8.5 Entire Agreement. The Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant or Beneficiary and the Company other than those set forth or provided for herein.

     8.6 Amendment or Termination of Plan. The Company may amend or terminate the Plan at any time; provided, however, that, except as provided in Article I, no such amendment or termination shall be effective if it has the effect of eliminating or reducing a Participant's Account below the balance calculated under the Plan immediately before giving effect to such amendment or termination. In the event the Plan terminates, any residual assets of the Plan's Trust that are not allocable to any Participant shall be returned to MDU.

                           ARTICLE IX
                           DEFINITIONS

     The following terms shall have the meanings set forth in this article, unless a different meaning is plainly required by the context:

     "Account" means the book entry account established and maintained for each Participant under Section 3.1.

     "Acquisition" means the acquisition of all of the Company's common stock by MDU through the reverse triangular merger under the Agreement and Plan of Reorganization and Merger dated April
19, 2001.

     "Administrator" means a committee of two or more individuals as selected to serve by the Board. If no such committee exists, then the Administrator means the Board.

     "Affiliate" means any parent corporation (within the meaning of Code Section 424(e)) or subsidiary corporation (within the meaning of Code Section 424(f)).

     "Beneficiary" means an individual, trust or other entity entitled to receive payment on account of a Participant's death.

     "Board" means the board of directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Bauerly Brothers, Inc., a Minnesota corporation.

     "Distribution Date" means each of the first four anniversaries of the Effective Date.

     "Effective Date" means April 19, 2001.

     "KRC" means KRC Holdings, Inc., a Delaware Corporation.

     "MDU" means MDU Resources Group, Inc., a Delaware corporation.

     "MDU Share" means one share of the Common Stock, and the associated preference share purchase rights, of MDU.

     "Participant" means an individual named in Schedule A until such time as the individual has forfeited or been paid his or her Account.

     "Plan" means this Bauerly Brothers, Inc. Deferred
Compensation Plan as set forth herein, as it may be amended from time to time.

     "Plan Year" means each calendar year.

     "Termination" means the Participant terminates employment with all of (i) MDU, (ii) any Affiliates of MDU (including the Company) and (iii) any other entity to which substantially all the assets of the trade or business of the Company have been transferred (directly or indirectly).

     "Trust" means the legal entity created by the Trust
Agreement.

     "Trust Agreement" means the trust instrument entered among MDU, the Company and a trustee, as it may be amended from time to time.

     "Trustee" means the trustee serving from time to time under the Trust Agreement.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer effective as of the Effective Date.

                              BAUERLY BROTHERS, INC.


                              By:  /s/  GERALD J. BAUERLY
                                 GERALD J. BAUERLY


                     BAUERLY BROTHERS, INC.
                   DEFERRED COMPENSATION PLAN
                           SCHEDULE A



The maximum number of shares that could be issued under this Plan, as of the Plan's adoption date, was 93,750 shares (not adjusted for the October 2003 three-for-two stock split).